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                                                                    EXHIBIT 10.1

                           APPAREL PURCHASE AGREEMENT

         This Apparel Purchase Agreement is entered into as of the 14th day of November, 2002 by and between Roochi Traders, Inc. ("Purchaser") and Bergamo Acquisition Corp. ("Seller").

                                    RECITALS;
                                    ---------

         A. Seller is a manufacturer and distributor of apparel; and

         B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain apparel as described herein;

         NOW, THEREFORE, in consideration of the foregoing and of the following mutual promises, the parties agree as follows:

         1. PURCHASE OF APPAREL. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase those items of apparel identified on Purchase Orders 1940, 1936, 1943, 1938, 1946,1963, 1964, 1965, and 1966,
previously delivered by Purchaser to Seller (the "Purchase Orders"). Prior to manufacture, Purchaser shall approve the specific styles and quantities (the "Merchandise")

         2. INSPECTION; TIMING; DELIVERIES.

              (a) The parties contemplate that the Merchandise will be manufactured on behalf of Seller by factories under contract with Seller. Seller shall furnish Purchaser with letters from the contract manufacturers estimating actual dates of delivery ex factory for inspection as provided herein. Purchaser shall cause its agents, from time to time, to inspect the merchandise as it is produced, it being contemplated that such inspection will be an ongoing process. Once the Merchandise for a shipment has been so inspected, it shall be deemed accepted by Buyer, unless Buyer objects in writing delivered to Seller within 24 hours from the inspection ("Acceptance"). Upon Acceptance, Purchaser shall become obligated to purchase and pay for the Merchandise, on the terms and conditions in this Agreement.

              (b) The parties contemplate that the Merchandise covered by Invoices 1940 and 1936 will be manufactured and completed, and placed in two standard shipping containers by December 31, 2002, at either Mombasa or Dar Es Salaam, as specified by Seller (the "First Shipment"); the Merchandise covered by Invoices 1943, 1938, 1946 and 1963 will be completed, and placed in four standard shipping containers, by January 31, 2003, at either Mombasa or Dar Es Salaam, as specified by Seller (the "Second Shipment"); and the Merchandise covered by Invoices 1964, 1965 and 1966 will be completed, placed in six standard shipping containers, by February 28, 2003, at either Mombasa or Dar Es Salaam, as specified by Seller (the "Third Shipment").




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              (b) Upon Acceptance, Seller shall arrange for shipping the
Merchandise to the Port of Los Angeles, at Seller's expense.

         3. PAYMENT; DOCUMENTATION; LETTERS OF CREDIT. (a) Upon Acceptance, Seller shall deliver to Buyer an onboard bill of lading, an invoice covering the Merchandise, and packing slips. Purchaser's agent shall deliver to Seller an inspection certificate certifying that such agent has inspected the Merchandise on behalf of Buyer, and that the Merchandise conforms to the descriptions in the relevant invoices as well as any specifications agreed to by the Parties. Delivery of such inspection certificate shall be deemed conclusive on the parties as to the conformance of the Merchandise with this agreement and the relevant Invoices, and Buyer shall not be entitled to assert any offsets, claims, deductions or chargebacks as to the Merchandise so covered.

              (b) Purchaser shall establish three irrevocable, transferable letters of credit, in the respective amounts of $377,780 (the "First LC"), $277,047 (the "Second LC") and $192,000 (the "Third LC"), with a recognized "money center" U.S. bank, in favor of General Electric Capital Corporation ("GECC"), for the benefit of Seller. Upon actual delivery of the First Shipment to the Port of Los Angeles, Purchaser shall authorize GECC to draw the First LC. Upon actual delivery of the Second Shipment to the Port of Los Angeles, Purchaser shall authorize GECC to draw the Second LC. Upon actual delivery of the Third Shipment to the Port of Los Angeles, Purchaser shall authorize GECC to draw the Third LC. If any shipment does not arrive at the Port of Los Angeles within 65 days of delivery of the bill of lading covering the shipment, then Seller shall be subject to a penalty equal to 10% of the cost of the shipment, unless the delay was the fault of the Purchaser.

         4. COSTS; FINAL DELIVERY. Seller shall bear all costs expenses related to shipment of the Merchandise, including freight charges, ocean freight clearance, and insurance. Purchaser shall pay all interest and origination costs relating to the letters of credit from the date of Acceptance to the date of delivery at the Port of Los Angeles. Upon arrival at the Port of Los Angeles, the Merchandise shall be transferred to a ground common carrier specified by Purchaser, and Seller shall provide a truck bill of lading with respect to the Merchandise.

         5. DISCLAIMER OF WARRANTIES. Except as specifically provided here, Seller makes no representation or warranty of any other kind, express or implied, with respect to the Merchandise, whether as to merchantability or fitness for particular purpose.

         6. GENERAL

              (a) This Agreement, along with any other documents or agreements expressly referred to herein, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all previous agreements between the parties with respect to the subject matter hereof. There are no agreements, representations or warranties between or among the parties other than those set forth in this Agreement or in the documents or agreements referred to herein.

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              (b) If any term or provision of this Agreement is determined to be illegal or unenforceable, such illegal or unenforceable provision shall be stricken from this Agreement, and shall not affect the legality or unenforceability of this Agreement.

              (c) The terms of this Agreement have been negotiated by the parties hereto and all language herein shall be deemed to be the language mutually selected by the parties to express their intent. This Agreement shall be construed without respect to any presumption requiring construction against the party causing the instrument to be drafted.

              (d) The obligations of either party to perform under this Agreement shall be excused if such failure to perform or any delay is caused by acts of God, civil commotion, riots, war, labor dispute, fire, explosion, flood, compliance with or other action taken to carry out the intent or purpose of any law or regulation, or any other cause reasonably beyond the control of the party obligated to perform. Upon the occurrence of such an event, the duties and obligations of the parties shall be suspended for the duration of the event preventing proper performance under this Agreement, provided, however, that if such suspension shall continue in excess of sixty days, the parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            Bergamo Acquisition Corporation

                                               By: /s/Hillard Herzog
                                                   -----------------------------

                                            Roochi Traders, Inc.

                                               By: /s/
                                                   -----------------------------

Confirming our Telephone conversation of today the first L/C for $377,780 will be opened immediately. The Second L/C for $277,047 will be opened on the confirmation that the cutting has begun on P.O. 1940 and 1936. The Third L/C for $192,000 will be opened on confirmation that sewing has begun on P.O. 1940 and 1936.

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